UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 5, 2010

POLO RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation (the “Company”) was held on August 5, 2010.

(b)
The shareholders elected all of the Company’s nominees for director to serve until the Company’s 2011 Annual Meeting of Stockholders, adopted the Company’s 2010 Long-Term Stock Incentive Plan and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011.

1.
Election of Directors:

Each person duly elected as a director received the number of votes indicated beside his or her name below.  Class A directors are elected by the holders of Class A common stock and Class B directors are elected by holders of Class B common stock.  Shares of Class A common stock are entitled to one vote per share and shares of Class B common stock are entitled to ten votes per share.

Class A Directors	Number of Votes For	Number of Votes Withheld	Non-Votes
Frank A. Bennack	44,927,930	2,827,084	3,291,154
Joel L. Fleishman	42,154,252	5,600,762	3,291,154
Steven P. Murphy	45,253,171	2,501,843	3,291,154

Class B Directors	Number of Votes For	Number of Votes Withheld	Non-Votes
Ralph Lauren	317,800,210	0	0
Roger N. Farah	317,800,210	0	0
Jackwyn L. Nemerov	317,800,210	0	0
John R. Alchin	317,800,210	0	0
Arnold H. Aronson	317,800,210	0	0
Joyce F. Brown	317,800,210	0	0
Hubert Joly	317,800,210	0	0
Robert C. Wright	317,800,210	0	0

2.	Adoption of the Company’s 2010 Long-Term Stock Incentive Plan:

	Number of Votes For	Number of Votes Against	Abstentions	Non-Votes
Adoption of the Company’s 2010 Long-Term Stock Incentive Plan	354,346,539	10,024,996	1,183,701	3,291,154

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011:

	Number of Votes For	Number of Votes Against	Abstentions	Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2011	368,075,401	711,534	59,455	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION

Date: August 10, 2010	By:	/s/ Tracey T. Travis
		Name:	Tracey T. Travis
		Title:	Senior Vice President and Chief Financial Officer